As filed with the Securities and Exchange Commission on August 26, 1998
                                               Registration No. 333-_________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                 MEDTRONIC, INC.
             (Exact name of registrant as specified in its charter)

        Minnesota                                             41-0793183
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                            7000 Central Avenue N.E.
                          Minneapolis, Minnesota 55432
                                 (612) 514-4000

               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                           ---------------------------

        Carol E. Malkinson, Senior Legal Counsel and Assistant Secretary
                                 Medtronic, Inc.
                            7000 Central Avenue N.E.
                          Minneapolis, Minnesota 55432
                                 (612) 514-4000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

       David C. Grorud, Esq.                             David B. Harms, Esq.
       Melodie R. Rose, Esq.                            John Evangelakos, Esq.
     Fredrikson & Byron, P.A.                            Sullivan & Cromwell
900 Second Avenue South, Suite 1100                        125 Broad Street
     Minneapolis, Minnesota 55402                      New York, New York 10004
           (612) 347-7000                                     (212) 558-4000
                           ---------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [X] File No. 333-59625

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [X]



                         CALCULATION OF REGISTRATION FEE
============================================== ===================== =================== ===================== ==================
              Title of each class                                     Proposed maximum      Proposed maximum
              of securities to be                  Amount to be       offering price      aggregate offering         Amount of
                   registered                       registered         per share (1)           price (1)         registration fee
============================================== ===================== =================== ===================== ==================
  Common Stock ($.10 per share par value) (2)     1,875,000 shares        $ 57.15625           $ 107,167,969       $ 31,614.55
============================================== ===================== =================== ===================== ==================


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sale prices for such stock as reported by the New York Stock Exchange on August 21, 1998, which date was within five business days of the date of this filing.
(2) Each share of Medtronic Common Stock includes a preferred share purchase right pursuant to Medtronic's Shareholder Rights Plan.
                           ---------------------------

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Company's Registration Statement on Form S-3, Securities and Exchange Commission (the "Commission") File No. 333-59625, filed with the Commission on July 22, 1998, is incorporated herein by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 26, 1998.


                      MEDTRONIC, INC.


                      By /s/ William W. George
                        William W. George, Chairman and Chief Executive Officer

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signatures                     Title                                       Date

 /s/ William W. George         Chairman, Chief Executive Officer            August 26, 1998
 William W. George             and Director (principal executive officer)

                               Senior Vice President and
 /s/ Robert L. Ryan            Chief Financial Officer (principal           August 26, 1998
 Robert L. Ryan                financial and accounting officer)

                                                              )
         *                     Vice Chairman and Director     )
 Glen D. Nelson, M.D.                                         )
                                                              )
                                                              )
         *                     Director                       )
 William R. Brody, M.D., Ph.D.                                )
                                                              )
                                                              )
         *                     Director                       )
 Paul W. Chellgren                                            )
                                                              )
                                                              )
         *                     Director                       )
 Arthur D. Collins, Jr.                                       )
                                                              )
                                                              )
         *                     Director                       )
 Antonio M. Gotto, Jr., M.D.                                  )
                                                              )
                                                              )
         *                     Director                       )
 Bernadine P. Healy, M.D.                                     ) By:  /s/ Ronald E. Lund
                                                              )      Ronald E. Lund, Attorney-in-fact
                                                              )
         *                     Director                       )
 Thomas E. Holloran                                           )
                                                              )
                                                              )
         *                     Director                       )
 Richard L. Schall                                            )
                                                              )
                                                              )
         *                     Director                       )
 Jack W. Schuler                                              )
                                                              )
                                                              )
         *                     Director                       )
 Gerald W. Simonson                                           )
                                                              )
                                                              )
         *                     Director                       )
 Gordon M. Sprenger                                           )
                                                              )
                                                              )
         *                     Director                       )
 Richard A. Swalin, Ph.D.                                     )
                                                              )



Jean-Pierre Rosso              Director


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 MEDTRONIC, INC.

                EXHIBIT INDEX TO FORM S-3 REGISTRATION STATEMENT


Exhibit            Description

5.1                Opinion and Consent of Fredrikson & Byron, P.A.
23.1               Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2               Consent of PricewaterhouseCoopers LLP
24                 Power of Attorney of certain officers and directors (a)


(a) Incorporated herein by reference to the Power of Attorney filed as Exhibit 24 to the Company's Registration Statement on Form S-3, Securities and Exchange Commission File No. 333-59625, filed with the Commission on July 22, 1998.